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                                                                 Exhibit 3(a)(4)

                              UTILICORP UNITED INC.
                           CERTIFICATE OF DESIGNATION
                                     OF THE
                   PREFERENCE STOCK (CUMULATIVE), $2.05 SERIES

                                WITHOUT PAR VALUE

                     PURSUANT TO SECTION 151 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

                  UtiliCorp United Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were duly adopted by the Board of Directors of the Corporation (the "Board of Directors"), pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), and the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "GCL"), on February 19, 1992.

                  WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to fix by resolution or resolutions the designation of each series of, and issue up to 10,000,000 shares of, the preference stock, without par value, of the Corporation and the powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the GCL; and

                  WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of such preference stock and the number of shares constituting such series:

                  NOW, THEREFORE, BE IT RESOLVED:

                  1. DESIGNATION AND NUMBER. The designation of this series is the "Preference Stock (Cumulative), $2.05 Series" (hereinafter, this "SERIES") and the number of shares constituting each such Series is one million (1,000,000) shares. Shares of this Series shall have a stated value of $25.00 per share.

                  2. DIVIDENDS. The holders of this Series shall be entitled to receive an annual cash dividend of $2.05 per share, and no more, when, as and if declared by the Board of Directors out of funds legally available therefor, payable quarterly on the first day of each March, June, September and December, commencing on the first such date which is more than fifteen calendar days after the date of original issuance of the first share of this Series, to

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holders of record on the respective dates fixed for that purpose by the Board of
Directors not less than ten nor more than sixty days in advance of payment of each dividend.

                  Dividends on shares of this Series shall be cumulative from and after the date of original issuance thereof, whether or not on any scheduled dividend payment date there shall be funds legally available for the payment of dividends.

                  So long as any shares of this Series are outstanding, the Corporation shall not pay or declare or set aside for payment any dividend payable in cash, evidences of indebtedness, assets or property other than cash, or capital stock of the Corporation ranking equally with or junior to this Series in respect of dividends, or make any other distribution on any preferred stock or common stock or any other class or series of capital stock of the Corporation ranking equally with or junior to this Series; PROVIDED, HOWEVER, that the Corporation may pay less than all accrued and unpaid dividends on any class or series of capital stock ranking equally with this Series in respect of dividends made ratably in accordance with the respective accrued and unpaid dividends on this Series and such class or series of capital stock ranking equally with this Series in respect of dividends.

                  Subject to Section 8 hereof, this Series shall not rank junior as to dividends to any other class or series of capital stock of the Corporation, unless such class or series of capital stock of the Corporation is by its terms expressly made equal as to dividends to this Series. This Series shall rank senior as to dividends to the Corporation's common stock, par value $1 per share (the "COMMON STOCK"), its Class A common stock, par value $1 per share (the "CLASS A COMMON STOCK"), and any other class or series of capital stock of the Corporation which is not by its terms expressly made equal as to dividends to this Series.

                  The amount of dividends "accrued" on any share of stock of this Series at any scheduled dividend payment date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend payment date, whether or not earned or declared, and the amount of dividends "accrued" on any share of stock of this Series at any date other than a scheduled dividend payment date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding dividend payment date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate of $2.05 of the period after such last preceding dividend payment date to and including the date as of which the calculation is made, based on the actual number of days elapsed.

3. LIQUIDATION RIGHTS. In the event of the involuntary liquidation, dissolution or winding up of the Corporation ("LIQUIDATION"), the holders of this Series shall be entitled to have paid to them out of the assets of the Corporation, before any distribution is made to or set apart for the holders of any shares of Common Stock or Class A Common Stock of the Corporation, or of any other class or series of capital stock of the Corporation ranking junior to this Series in respect of distribution of assets upon Liquidation, an amount equal to $25.00 per share, plus an amount in cash equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution. After payment in cash to the


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holders of this Series of the full preferential amount as aforesaid, the holders of this Series shall, as such, have no right or claim to any of the remaining assets of the Corporation.

                  If upon any Liquidation, the assets of the Corporation or proceeds thereof distributable among the holders of shares of this Series and of any class or series of capital stock of the Corporation ranking equally with this Series as to distribution of assets upon Liquidation shall be insufficient to pay in full the preferential amounts payable to such holders, then such assets or the proceeds thereof shall be distributed among such holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

                  Subject to Section 8 hereof, this Section shall not rank junior as to distribution of assets upon Liquidation to any other class or series of capital stock of the Corporation, unless such class or series of capital stock of the Corporation is by its terms expressly made equal as to distribution of assets upon Liquidation of this Series. This Series shall rank senior as to distribution of assets upon Liquidation, or the voluntary liquidation, dissolution or winding up of the Corporation ("VOLUNTARY LIQUIDATION"), to all shares of Common Stock, Class A Common Stock and any other class or series of capital stock of the Corporation which is not by its terms expressly made equal as to distribution of assets upon Liquidation of this Series.

                  For purposes of this Section 3, neither (i) the acquisition by any person of more than 50% of the outstanding shares of the Common Stock, nor
(ii) the consolidation or merger of the Corporation with or into any other corporation or the consolidation or merger of any other corporation with or into the Corporation, nor (iii) the sale, conveyance, exchange or transfer (for cash, shares of capital stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, shall be deemed to be a Liquidation.

                  4. REDEMPTION AT OPTION OF CORPORATION; SINKING FUND. (a) The shares of this Series shall not be redeemable before March 1, 1997. On and after such date, the shares of this Series will be redeemable at the option of the Corporation, by vote of the Board of Directors, in whole or in part at any time and from time to time at a price of $25.00 per share plus a sum equal to all dividends on such shares accrued and unpaid thereon to the date fixed for redemption (for purposes of this Section 4 and Section 5 hereof, such date is hereinafter called the "REDEMPTION DATE").

                  (b) The shares of this Series shall not be subject to a sinking fund.

5.       PROCEDURE FOR REDEMPTION PURSUANT TO SECTION 4.

                  (a) (i) In the event that fewer than all of the outstanding shares of this Series are to be redeemed at any one time pursuant to Section 4 hereof, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata or by lot as may be determined by the Board of Directors or by such other method as may be approved by the Board of Directors to conform to any rule or regulation of the New York Stock Exchange or any other stock exchange upon which the shares of this Series may at the time be listed.


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                  (ii) The Corporation shall cause a notice to be mailed,
first-class postage prepaid, at least 30 days, but not more than 90 days, prior to the Redemption Date, to each holder of record of shares of this Series to be redeemed; if less than all the shares owned by such holder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed and the number of certificates representing such shares. Such notice shall be mailed to such record holders at their respective addresses as they shall appear upon the books of the Corporation and shall set forth the Redemption date, the redemption price per share and the place or places for surrender of certificates for shares to be redeemed.

                  (iii) Any notice which is mailed by the Corporation as provided in this Section 5 shall be conclusively presumed to have been duly given, whether or not the shareholder receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of this Series. On or after the Redemption date specified in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. In case fewer than all of the shares represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the surrendering holder at the expense of the Corporation. If on the Redemption Date specified in such notice there shall have been deposited with a bank or trust company (the "DEPOSITARY") designated by the Board of Directors and located in the City of Kansas City, Missouri, the City of Chicago, Illinois, or the City of New York, New York, having a combined capital and surplus of at least $50,000,000 in trust for the account of the holders of the shares of this Series so called for redemption, funds in an amount equal to the aggregate amount payable upon redemption of the shares to be redeemed, together with irrevocable written instructions and authority to the Depositary to redeem such shares on and after such Redemption Date immediately upon the endorsement and surrender of the certificates therefor, then, notwithstanding that the certificates evidencing any such shares shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the Redemption Date, the shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, the holders thereof shall cease to be stockholders of the Corporation, and all rights with respect to such shares shall forthwith terminate except only the right to receive from the Depositary forthwith from and after the date of such deposit the amount payable upon redemption of the shares to be redeemed, without interest.

                  (b) Any interest accrued on funds so deposited with the Depositary shall belong to the Corporation and shall be paid to it from time to time. All funds deposited in accordance with this Section 5 which shall remain unclaimed by the holders of shares called for redemption at the end of six years after the Redemption Date shall be, if requested by the Board of Directors, returned by the Depositary to the Corporation, after which the holders of such shares shall look only to the Corporation for the payment of such unclaimed amounts, without interest.

                  (c) If any dividend payment on this Series is in arrears, no purchase or redemption shall be made of any shares of any class or series of capital stock of the Corporation


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ranking equally with or junior to this Series as to dividends or the distribution of assets upon Liquidation or Voluntary Liquidation.

                  6. CONVERSION RIGHTS. The holders of shares of this Series shall have no right to convert such shares into shares of any other class or series of capital stock of the Corporation.

                  7. VOTING RIGHTS. (a) Unless and until dividends payable on any shares of this Series shall be in arrears in an amount equivalent to one and one-half times the annual dividend, or more, per share, the holders of shares of this Series shall have no voting power or rights, except as otherwise provided herein, by the Certificate of Incorporation of the Corporation or by law. If and when dividends payable on any shares of this Series shall be in arrears in an amount equivalent to one and one-half times the annual dividend or more, per share, and thereafter until all dividends on shares of this Series in arrears shall have been paid, the holders of this Series, together with any other class or series of capital stock of the Corporation which is by its terms expressly made equal as to dividends to this Series (for purposes of this Section 7, this Series, together with all such other classes and series, is hereinafter collectively referred to as the "PREFERENCE STOCK"), voting as a single class separate from the holders of all other classes of capital stock, shall be entitled to elect two directors. The terms of office as directors of all persons who may be directors of the Corporation shall terminate upon the election of directors by the holders of the Preference Stock. The holders of the Common Stock shall have the right to elect the remaining directors of the Corporation. If the holders of the Preference Stock have not exercised their right to elect directors of the Corporation because of the lack of a quorum consisting of the holders of a majority of the Preference Stock, then the said directors shall be elected by the directors whose term of office is thus terminated, and in that event, such elected directors shall hold office for the interim period, pending such time as a quorum of the holders of the Preference Stock shall be present at a meeting held for the election of directors.

                  (b) If and when all dividends then in arrears on the Preference Stock then outstanding shall be paid (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the holders of shares of the Preference Stock shall be divested of any special right with respect to the election of directors and the voting power of the holders of shares of the Preference Stock and the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on any shares of the Preference Stock were not paid in full, but always subject to the same provisions for vesting such special rights in the holders of shares of the Preference Stock in case of further like arrears in payment of dividends thereon. Upon the termination of any such special voting right, the terms of office of all persons who may have been elected directors of the Corporation by vote of the holders of the Preference Stock, as a class, pursuant to such special voting right shall forthwith terminate, and the resulting vacancies shall be filled by the vote of a majority of the remaining directors.

                  (c) In case of any vacancy in the office of a director occurring among the directors elected by the holders of the Preference Stock voting as a single class separate from the holders of all other classes of capital stock, the remaining director elected by the holders of the


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Preference Stock may elect a successor to hold office for the unexpired term of the director whose place shall be vacant. In the event of simultaneous vacancies among directors elected by the holders of the Preference Stock, an election by the holders of the Preference Stock, pursuant to the provisions of this Section 7, will be held.

                  (d) Whenever the right shall have accrued to the holders of the Preference Stock to elect directors, voting as a single class, separate from the holders of all other classes of capital stock, then upon request in writing signed by any holder of the Preference Stock entitled to vote, delivered by registered mail or in person to the president, a vice president or secretary of the Corporation, it shall be the duty of such officer forthwith to cause notice to be given to the shareholders entitled to vote at a meeting to be held at such time as such officer may fix, not less than 10 nor more than 60 days after the receipt of such request, for the purpose of electing directors. At all meetings of stockholders held for the purpose of electing directors during such time as the holders of the Preference Stock shall have the special right, voting as a single class, separate from the holders of all other classes of capital stock to elect directors, the presence in person or by proxy of the holders of a majority of the outstanding Preference Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of all other classes of capital stock outstanding at the time, and not entitled to such special right, shall be required to constitute a quorum of such other classes for the election of directors.

                  8. RESTRICTIONS ON CERTAIN CORPORATE ACTION. (a) So long as any shares of this Series are outstanding, no new class of capital stock shall be created or authorized which is entitled to dividends or shares in distribution of assets on a parity with or in priority to this Series, nor shall there be created or authorized any securities convertible into shares of any such stock, unless the holders of record of not less than two-thirds of the number of shares then outstanding of the preference stock, without par value, of the Corporation of which this Series forms a part (as a single class separate from the holders of all other classes of capital stock) shall vote therefor in person or by proxy at the meeting of stockholders at which the creation or authorization of such new class of capital stock or such convertible securities is considered.

                  (b) So long as any shares of this Series are outstanding, the Corporation shall not increase the total authorized amount of the preference stock, without par value, of the Corporation of which this Series forms a part or any class of capital stock which is entitled to dividends or shares in distribution of assets on a parity with or in priority to such preference stock, unless the holders of record of not less than a majority of the number of shares of such preference stock then outstanding (as a single class separate from the holders of all other classes of capital stock) shall vote therefor in person or by proxy at a meeting held pursuant to notice containing a statement of such purpose.

                  9. OTHER RIGHTS. The holders of this Series shall not have any other preferences or special rights.

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                  IN WITNESS WHEREOF, the Corporation has caused this
certificate to be made under the seal of the Corporation signed by its Senior Vice President and Corporate Secretary, respectively, this 19th day of February, 1992.

                                       /s/ Harry L. Winn, Jr.
                                       ---------------------------------------
                                               Senior Vice President

                                       /s/ Dale J. Wolf
                                       ---------------------------------------
                                               Corporate Secretary

(Seal)


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